EXHIBIT 10.13
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                                    GUARANTY
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         This GUARANTY dated as of February 28 2005 (the "Guaranty"), is given by IVOICE INC., a New Jersey corporation ("Guarantor") in favor of the CORNELL CAPITAL PARTNERS, LP., a Delaware limited partnership (the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the following documents: (1) Promissory Note by and between IVOICE TECHNOLOGY, INC. (a "Company"), a New Jersey corporation and the Lender; (2) the Promissory Note by and between DEEP FIELD TECHNOLOGIES, INC., a New Jersey corporation (a "Company") and the Lender; and (3) the Promissory Note by and between SPEECHSWITCH, INC., a New Jersey corporation (a "Company") and the Lender, all dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time (collectively the "Promissory Notes," and individually the "Promissory Note") (each Company shall be referred to as a "Company" and collectively as the "Companies".)

                                    WHEREAS:

A. Each Company and the Lender wish to provide for the funding contemplated under the Promissory Note in the amounts set forth in each respective Promissory Note of even date herewith.

B. To induce the Lender to enter into the Promissory Notes, the Guarantor has agreed to provide a full and unconditional guaranty of the payment and performance obligations of each Company under each respective Promissory Note and Security Agreement, all of even date herewith (the "Transaction Documents").

C. The Guarantor is a Delaware corporation and the Guarantor acknowledges that without this Guaranty, the Lender would not be willing to enter into the Promissory Notes.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1.       GUARANTY.

         1.1 GUARANTY. The Guarantor, as direct obligor and not merely as a surety, hereby unconditionally, absolutely, and irrevocably guarantees to the Lender (i) the full and prompt performance and payment of all of each Company's obligations under the Promissory Notes and the other Transaction Documents, (collectively, the "Obligations") and (ii) if any Company should default in the payment or performance of any of the Obligations, the Guarantor, as direct obligor and not merely as a surety, shall forthwith pay or perform such Obligations upon five (5) business days written notice or demand by the Lender in the manner and on the day required by this Guaranty. In order to effectuate repayment of the Obligations the Guarantor may take an advance or advances, as may be necessary, from the Standby Equity Distribution Agreement by and between
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the Guarantor and Cornell Capital Partners, LP, dated November 25, 2003 (the
"Standby Equity Distribution Agreement").

         1.2 CONTINUING GUARANTY. The Guarantor agrees that the obligations pursuant to this Section 1 are unconditional, absolute, and irrevocable and shall not be released, discharged or affected in any way by any circumstances or condition, including without limitation:

                  (a) any amendment or modification or other change to any of the Transaction Documents;

                  (b) any failure, omission or delay on the part of any Company to conform or comply with any term of any of the Transaction Documents;

                  (c) any release or discharge by operation of law of any Company or any Guarantor from any obligation or agreement contained in any of the Transaction Documents or this Guaranty; and

                  (d) any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against the Company or the Guarantor.

         1.3 DISCHARGE. The Guarantor covenants and agrees that this Guaranty will not be discharged, except by complete performance of the obligations contained herein. Notwithstanding anything to the contrary herein, so long as the outstanding principal amount of the Promissory Notes is zero or would be made zero simultaneously with the termination hereof, the Guarantor shall have the right to terminate this Guaranty at any time by providing written notice of such termination to the Lender. Notwithstanding any to the contrary, this Guaranty shall be discharged and terminated upon each of the Company's registration statements being declared effective by the U.S Securities and Exchange Commission.

         1.4 REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants to the Lender as follows: (a) the Guarantor has full power, right and authority to enter into and perform his obligations under this Guaranty, and this Guaranty has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms. No permits, approvals or consents of or notifications to (a) any governmental entities, or
(b) any other persons or entities are necessary in connection with the execution, delivery and performance by the Guarantor of this Guaranty and the consummation by the Guarantor of the transactions contemplated hereby. Neither the execution nor delivery of this Guaranty by the Guarantor nor the performance by it of the transactions contemplated hereby will:

                  (i) violate or conflict with or result in a breach of any provision of any law, statute, rule, regulation, order, permit, judgment, ruling, injunction, decree or other decision (collectively, "Rules") of any court or other tribunal or any governmental entity or agency binding on the Guarantor or his properties, or conflict with or cause an event of default under any contract

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or agreement of the Guarantor; or

                  (ii) require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental body, person, entity or any other third party.

         1.5 FULL RIGHTS OF SUBROGATION. The Guarantor shall be entitled to full rights of subrogation under this Guaranty.

2.       MISCELLANEOUS.

         2.1 NOTICES, CONSENTS, ETC. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:


If to Guarantor:                       iVoice, Inc.
                                       750 Highway 34
                                       Matawan, NJ 07747
                                       Attention:  Jerome R. Mahoney
                                       President and Chief Executive Officer
                                       Telephone:  (732) 441-7700
                                       Facsimile:  (732) 441-9895

With Copy to:                          Lawrence A. Muenz, Esquire
                                       Meritz & Muenz LLP
                                       2021 O Street, NW
                                       Washington, DC 20036
                                       Telephone:  (202) 787-1964
                                       Facsimile:  (202) 787-3909


If to the Lender:                      Cornell Capital Partners, LP.
                                       101 Hudson Street-Suite 3700
                                       Jersey City, New Jersey 07302
                                       Attention:  Mark Angelo
                                                   Portfolio Manager
                                       Telephone:  (201) 986-8300
                                       Facsimile:  (201) 985-8266



or at such other address and/or facsimile number and/or to the attention of such other person as the

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recipient party has specified by written notice given to each other party three
(3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         2.2 SEVERABILITY. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision.

         2.3 INDULGENCE. Failure of party to exercise any right or remedy under this Guaranty or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         2.4 MODIFICATION. The terms of this Guaranty may be changed, waived, discharged or terminated only by a written instrument executed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         2.5 HEADINGS. The subject headings of Articles and Sections of this Guaranty are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         2.6 ASSIGNMENT. This Guaranty will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by either the Guarantor or the Lender.

         2.7 ENTIRE AGREEMENT. This Guaranty (including the recitals hereto), and the Transaction Documents set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

         2.8 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the stated beneficiaries of this Guaranty and their respective permitted successors and assigns, any rights or remedies under or by reason of this Guaranty.

         2.9 NO STRICT CONSTRUCTION. The language used in this Guaranty will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

         2.10 EVENT OF DEFAULT. For purposes of this Guaranty, an event of default shall be deemed to have occurred hereunder:

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                  (a)      If any Company should default in the payment or
performance of any of the Obligations, the Guarantor shall fail for any reason or for no reason, to forthwith pay or perform such Obligations after notice or demand by the Lender in the manner and on the day requested by the Lender; or

                  (b) if the Guarantor makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Guarantor bankrupt or insolvent; or any order for relief with respect to the Guarantor is entered under any bankruptcy or insolvency laws; or the Guarantor petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Guarantor of any substantial part of the assets of the Guarantor, or commences any proceeding relating to the Guarantor under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Guarantor.

         2.11 GOVERNING LAW; JURISDICTION; JURY TRIAL. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

         Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.


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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be signed as of the date first written above.


                                       GUARANTOR:

                                       IVOICE INC.

                                       By: _________________________________
                                       Name:  Jerome R. Mahoney
                                       Title: President and Chief Executive
                                              Officer



























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